Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2026 RESULTS

WASHINGTON, D.C. – October 26, 2026 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government and its adjacent partners, today announced its results of operations for the quarter ended September 30, 2026.

Highlights for the Quarter Ended September 30, 2026:

•
Net income of $5.7 million, or $0.12 per share on a fully diluted basis
•
Core FFO of $38.0 million, or $0.78 per share on a fully diluted basis
•
Used $6.4 million of available cash to extinguish the mortgage note obligation on USFS II - Albuquerque
•
Amended our 2018 term loan facility and 2024 revolving credit facility to remove the credit spread adjustment applicable to SOFR-based borrowings, consistent with the terms of our 2016 term loan facility and our 2026 term loan facility
•
Extended the lease at Various GSA - Chicago (FAA) through July 2027, with firm term through April 2027, and renewed USCIS - Lincoln on a new 15-year lease with 10 years of firm term
•
Received full repayment of the $35.6 million Bedford construction loan, inclusive of accrued interest, in September 2026, prior to its scheduled August 2027 maturity date

“Despite continued volatility in the broader market, Easterly’s government-focused portfolio continues to provide stability and durability,” said Darrell Crate, President & CEO of Easterly Government Properties. “Our third quarter results reflect disciplined execution across the business and the strength of the platform we have built.”

Financial Results for the Nine Months Ended September 30, 2026:

•
Net income of $10.3 million, or $0.21 per share on a fully diluted basis
•
Core FFO of $112.5 million, or $2.33 per share on a fully diluted basis

Portfolio Operations

As of September 30, 2026, the Company or its joint venture owned 106 operating properties in the United States encompassing approximately 10.7 million leased square feet, including 93 operating properties that were leased primarily to U.S. Government tenant agencies, eight operating properties leased primarily to tenant agencies of a U.S. state or local government and five operating properties that were entirely leased to private tenants. In addition, the Company wholly owned three properties in development that the Company expects will encompass approximately 0.2 million leased square feet upon completion. The Company's operating portfolio was 98% leased.

The first project, the FDLE laboratory facility in Fort Myers, Florida was completed subsequent to quarter end and is leased to the Florida Department of Law Enforcement under a 25-year lease. The second development project, located in Flagstaff, Arizona, is currently under construction and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the United States Judiciary. The third project, located in Medford, Oregon, is currently under construction and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the United States Judiciary.

As of September 30, 2026, the portfolio had a weighted average age of 17.4 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 9.2 years.

Balance Sheet and Capital Markets Activity

As of September 30, 2026, the Company had total indebtedness of approximately $1.7 billion comprised of $16.1 million outstanding on its senior unsecured revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $200.0 million outstanding on its 2018 term loan facility, $200.0 million outstanding on its 2026 term loan facility, $1.0 billion of senior unsecured notes, and $142.3 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). The Company's outstanding debt had a weighted average maturity of 3.8 years and a weighted average interest rate of 4.6%. Further, the Company's Net Debt to total enterprise value was 59.6%, its Net Debt to annualized quarterly EBITDA ratio was 7.1x and its Adjusted Net Debt to annualized quarterly EBITDA ratio was 6.8x.

Dividend

On October 22, 2026, the Board of Directors of Easterly approved a cash dividend for the third quarter of 2026 in the amount of $0.45 per common share. The dividend will be payable November 20, 2026 to shareholders of record on November 5, 2026.

Subsequent Events

In October 2026, all significant construction activities were completed at the Florida Department of Law Enforcement laboratory facility in Fort Myers, Florida.

On October 22, 2026, the Company entered into four interest rate swaps which have an aggregate notional value of $200.0 million.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2026

The Company is raising the lower end of its guidance for full-year 2026 Core FFO per share on a fully diluted basis at a range of $3.08 - $3.13.

	Low	High
Net income (loss) per share – fully diluted basis	$0.24	0.29
Plus: Company’s share of real estate depreciation and amortization	$2.82	2.82
FFO per share – fully diluted basis	$3.06	3.11
Plus: Company’s share of depreciation of non-real estate assets	$0.02	0.02
Core FFO per share – fully diluted basis	$3.08	3.13

This guidance assumes approximately $50 million of wholly owned acquisitions and $50 - $100 million of gross development-related investment during 2026.

Outlook for the 12 Months Ending December 31, 2027

The Company is issuing its guidance for full-year 2027 Core FFO per share on a fully diluted basis at a range of $3.09 - $3.17.

	Low	High
Net income (loss) per share – fully diluted basis	$0.41	0.49
Plus: Company’s share of real estate depreciation and amortization	$2.66	2.66
FFO per share – fully diluted basis	$3.07	3.15
Plus: Company’s share of depreciation of non-real estate assets	$0.02	0.02
Core FFO per share – fully diluted basis	$3.09	3.17

This guidance assumes approximately $50 million of wholly owned acquisitions and $25 - $50 million of gross development-related investment during 2027.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, provision for (recovery of) credit losses, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Net Debt and Adjusted Net Debt Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 28 of the Company’s Q3 2026 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Percentage Leased is calculated by dividing leased square footage by total square footage. For purposes of calculating Percentage Leased, the Company excludes from the denominator square footage that was unleased and to which no value was attributed at the time of acquisition.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on October 26, 2026 to review the third quarter 2026 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Cole Bardawill

Director of Investor Relations

202-987-9395

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties, including as a result of or in connection with any shutdown of the U.S. Government; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness, including failure to refinance current or future indebtedness on favorable terms, or at all, failure to meet the restrictive covenants and requirements in our existing and new debt agreements, fluctuations in interest rates and increased costs to refinance or issue new debt; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (SEC) on February 23, 2026, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2026	December 31, 2025
Assets
Real estate properties, net	$2,752,624	$2,714,650
Cash and cash equivalents	2,935	23,374
Restricted cash	8,842	10,257
Tenant accounts receivable	72,107	51,493
Investment in unconsolidated real estate venture	294,059	304,721
Real estate loans receivable, net and investment in sales-type lease, net	10,440	34,286
Intangible assets, net	175,051	183,911
Interest rate swaps	3,549	-
Prepaid expenses and other assets	51,186	57,078
Total assets	$3,370,793	$3,379,770

Liabilities
Revolving credit facility	16,050	199,050
Term loan facilities, net	496,222	297,200
Notes payable, net	1,019,636	1,018,884
Mortgage notes payable, net	141,957	151,191
Intangible liabilities, net	12,117	11,959
Deferred revenue	225,999	219,201
Interest rate swaps	-	3,034
Accounts payable, accrued expenses and other liabilities	110,932	109,686
Total liabilities	$2,022,913	$2,010,205

Equity
Common stock, par value $0.01, 80,000,000 shares authorized, 47,321,617 and 46,303,469 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	473	463
Additional paid-in capital	1,985,653	1,958,412
Retained earnings	154,772	144,857
Cumulative dividends	(839,086)	(776,022)
Accumulated other comprehensive income (loss)	1,963	(4,578)
Total stockholders' equity	$1,303,775	$1,323,132
Non-controlling interest in Operating Partnership	44,105	46,433
Total equity	$1,347,880	$1,369,565
Total liabilities and equity	$3,370,793	$3,379,770

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues
Rental income	$90,035	$82,210	$268,287	$238,123
Tenant reimbursements	988	1,700	2,137	4,621
Asset management income	693	623	2,036	1,867
Other income	1,895	1,618	5,113	4,449
Total revenues	$93,611	$86,151	$277,573	$249,060

Expenses
Property operating	22,875	20,715	63,418	57,724
Real estate taxes	9,015	8,814	26,619	25,257
Depreciation and amortization	30,964	28,946	96,343	84,277
Acquisition costs	360	293	1,562	962
Corporate general and administrative	7,198	5,808	24,646	18,830
Provision for (recovery of) credit losses	(752)	302	(869)	(475)
Total expenses	$69,660	$64,878	$211,719	$186,575

Other income (expense)
Income from unconsolidated real estate venture	1,778	1,556	5,036	5,218
Interest expense, net	(20,040)	(19,037)	(60,629)	(56,374)
Impairment loss	-	(2,545)	-	(2,545)
Net income	5,689	1,247	10,261	8,784

Non-controlling interest in Operating Partnership	(189)	(34)	(346)	(373)
Net income available to Easterly Government
Properties, Inc.	$5,500	$1,213	$9,915	$8,411

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.11	$0.02	$0.20	$0.18
Diluted	$0.11	$0.02	$0.20	$0.18

Weighted-average common shares outstanding:
Basic	47,250,107	45,337,184	46,661,566	44,532,044
Diluted	47,554,336	45,485,375	46,902,574	44,650,747

Net income, per share - fully diluted basis	$0.12	$0.03	$0.21	$0.19

Weighted average common shares outstanding -
fully diluted basis	48,922,458	47,169,281	48,363,392	46,551,029

EBITDA

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income	$5,689	$1,247	$10,261	$8,784
Depreciation and amortization	30,964	28,946	96,343	84,277
Interest expense	20,040	19,037	60,629	56,374
Tax expense	157	79	576	435
Impairment loss	-	2,545	-	2,545
Unconsolidated real estate venture allocated share of above adjustments	2,131	2,323	6,813	7,005
EBITDA	$58,981	$54,177	$174,622	$159,420

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income	$5,689	$1,247	$10,261	$8,784
Depreciation of real estate assets	30,707	28,695	95,553	83,523
Impairment loss	-	2,545	-	2,545
Unconsolidated real estate venture allocated share of above adjustments	2,084	2,282	6,647	6,841
FFO	$38,480	$34,769	$112,461	$101,693
Adjustments to FFO:
Loss on extinguishment of debt and modification costs	42	241	93	1,141
Provision for (recovery of) credit losses	(752)	302	(869)	(475)
Natural disaster event expense, net of recovery	1	44	16	114
Depreciation of non-real estate assets	257	251	790	754
Unconsolidated real estate venture allocated share of above adjustments	17	16	50	49
Core FFO	$38,045	$35,623	$112,541	$103,276

FFO, per share - fully diluted basis	$0.79	$0.74	$2.33	$2.18
Core FFO, per share - fully diluted basis	$0.78	$0.76	$2.33	$2.22

Core FFO	38,045	35,623	112,541	103,276
Straight-line rent and other non-cash adjustments	(1,415)	(337)	(4,976)	(386)
Amortization of above-/below-market leases	(432)	(421)	(1,303)	(1,427)
Amortization of deferred revenue	(3,860)	(1,892)	(11,386)	(5,517)
Non-cash interest expense	1,050	855	2,939	2,470
Non-cash compensation	2,041	1,633	6,241	4,449
Natural disaster event expense, net of recovery	(1)	(44)	(16)	(114)
Principal amortization	(642)	(1,156)	(3,035)	(3,420)
Maintenance capital expenditures	(1,269)	(2,897)	(8,876)	(6,902)
Contractual tenant improvements	(704)	(2,060)	(1,379)	(2,672)
Unconsolidated real estate venture allocated share of above adjustments	11	(4)	56	(14)
Cash Available for Distribution (CAD)	$32,824	$29,300	$90,806	$89,743

Weighted average common shares outstanding - fully diluted basis	48,922,458	47,169,281	48,363,392	46,551,029

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

September 30, 2026
Total Debt(1)	$1,683,347
Less: Cash and cash equivalents	(5,859)
Less: property acquisition closing escrow, net of deposit	(750)
Net Debt	$1,676,738
Less: Adjustment for development projects(2)	(65,373)
Adjusted Net Debt	$1,611,365

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4 of this release.